Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Appoints André Monette as CFO

MONTREAL - (BUSINESS WIRE) - March 1, 2005 - C-Chip Technologies Corporation (OTCBB: CCHI / Frankfurt: CCP-WKN: 255471) is pleased to announce the recent appointment of Mr. André Monette as Chief Financial Officer.

A veteran manager of corporate finances, Mr. Monette served for seventeen years as Vice President of Finance and Administration for the North American subsidiary of Lombard Odier Group, a private Swiss bank based in Geneva. At his most recent post, prior to joining C-Chip, Mr. Monette was Operational Risk Manager for the Caisse de Dépôt et Placement du Québec, where he was responsible for the development, coordination and implementation of an operational risk management framework.

One of Mr. Monette's many skills that will be particularly relevant to his role at C-Chip is his expertise with the SEC; as Vice-President and Treasurer, and then President, of Transatlantic Securities Company, a wholly-owned subsidiary of Lombard Odier & Cie, he was responsible for all of the broker/dealer's relations with the Securities and Exchange Commission.

Stephane Solis, CEO of C-Chip, said: "I would like to publicly welcome André to the C-Chip team. He is an extremely valuable asset for us to have, possessing a deep wealth of insight into business leadership from his lengthy history in senior management positions, as well as being an absolute pleasure for us to work with."

Mr. Monette is both a Chartered Accountant and a Chartered Financial Analyst, and received his Bachelors in Business Administration from the École des Hautes Études Commerciales de Montréal.

Mr. Monette replaces former CFO Benjamin Leboe, who has accepted a senior position with the Business Development Bank of Canada, and who lives in British Columbia with his family. With the sharp increase in C-Chip's growth rate and organizational complexity as a result of its recent acquisitions, it was decided that the company needed a CFO who was based in Montreal full-time.

"It has been a truly wonderful experience to work with a professional of such high standards as Benjamin Leboe, and the company was very lucky to have benefited from his expert guidance and determined commitment to excellence. We congratulate him on the exciting new opportunity he is pursuing, and wish him all the best in his future ventures," commented Stephane Solis.

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation operates in the risk management industry. On the technology side, we are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Through wholly-owned subsidiaries, Canadian Security Agency (2004) Inc. and Chartrand Laframboise Investigation, we also provide corporations and institutions security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises. The Company's goal is to be recognized as a leading provider of security services and risk management solutions used by corporations and institutions. Detailed information on our risk management solutions, their applications and our security services is available on our web site at www.c-chip.com

Contact:

Mr. Stephane Solis,
President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.